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                                                                    Exhibit 10.5

                          TRADE NAME LICENSE AGREEMENT

This Trade Name License Agreement (hereinafter referred to as this "Agreement") is entered into by and between the following parties on May 28, 2007 in
Shenzhen:

PARTY A: SHENZHEN NEPSTAR PHARMACEUTICAL CO., LTD.

         Registered address: Nepstar Building A-15B, Nanshan District, Shenzhen

PARTY B: [REGIONAL NEPSTAR COMPANY]

         Registered address:

Whereas:

(1) Party A is a limited liability company incorporated and registered in Shenzhen in accordance with law of People's Republic of China ("PRC") to engage in pharmaceutical wholesale, computer network technology development and technology consulting and service in accordance with law as approved by relevant governmental authorities of PRC;

(2) Party B is a limited liability company incorporated and registered in [Place of Regional Nepstar Company] in accordance with law of PRC to engage in pharmaceutical retail as approved by relevant governmental authorities of PRC;

(3) Party A owns the trademark right and trade name ownership to "(CHINESE CHARACTERS)", "NEP-STAR DRUG STORE" ("Neptstar") and relevant combined logos as set forth in Exhibit I of this Agreement; and

(4) Party B desires to obtain from Party A the license to use such Nepstar trade names.

Therefore, upon discussion, both parties agree on this Agreement as follows:

1.   GRANT OF LICENSE

     1.1  License of Nepstar Trade Names

          Party A agrees to grant Party under the terms and conditions of this Agreement, and Party B agrees to accept from Party A under the terms and conditions of this Agreement, the non-exclusive license to use Nepstar as Party B's trade names and company logos. Without prior written consent of Party A, Party B may not assign or sub-license the license.

          If Party A registers additional trade marks, trade names or logos after

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          effectiveness of this Agreement, which may be used by Party B's business, Party A may license such new trade marks, trade names or logos to Party B in accordance with this Agreement. Party B shall not pay any additional license fee to Party A for such license other than the License Fee payable under this Agreement,.

     1.2  Scope

          The right of Party B to use Nepstar trade names and logos granted by this Agreement shall only be valid inside China. Party B agrees that without written consent of Party A, Party B may not use Nepstar in any region outside China. In addition, without prior written consent of Party A, Party B may not accept license of, or use, any trade mark, trade name or logo of any third party.

     1.3  Filing and Registration

          Within five working days after execution of this Agreement, Party B shall use its best effort to assist Party A in completing registration of the license under this Agreement with relevant trade mark bureau or industry and commerce administration authority.

2.   AMOUNT, PAYMENT AND SECURITY OF LICENSE FEE

     2.1 Party B agrees to pay Party A the trade mark license fee ("License Fee") equaling 10% of Party B's pre-tax income every year.

     2.2 Upon completion of audit of Party B for each fiscal year, Party B shall, based on the auditing results, pay the Service Fee to the account designated by Party A in 30 days and in any circumstance no later than April 30 of each calendar year. Party A has the right to release Party B from its obligation to pay the License Fee or adjust the amount of the License Fee at any time.

          The License Fee payable by Party B to Party A hereunder is secured by pledges on the equity interests in Party B owned by Party B's shareholders other than Party A ("Party B's Other Shareholders"), and by pledges on the equity interests in the Party B's Other Shareholders owned by shareholders of Party B's Other Shareholders.

3.   RIGHTS OF PARTY A AND PROTECTION OF RIGHTS

     3.1 Party B hereby acknowledges that Party A has sole and exclusive rights with respect to Nepstar, as well as patent right, trade name ownership, copyright and other relevant intellectual property with respect to Nepstar. Party B will protect the foregoing rights of Party A and will strictly comply with Party A's

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          requirement in using Nepstar, and will not use Nepstar for purposes other than pharmaceutical wholesale, retail and operation of pharmaceutical retail stores and convenience stores, or make any change to the design of Nepstar. Party B agrees that during and after the term of this Agreement, it will not challenge the intellectual property rights or other rights of Party A with respect to Nepstar, challenge the effectiveness of this Agreement, or take any action that Party A deems to infringe its rights and license.

     3.2 Party B agrees to provide necessary assistance to Party A in protecting the rights of Party A with respect to Nepstar. In the event of any infringement by any third party on Nepstar, Party B shall promptly notify Party A in writing to the extent of Party B's knowledge of such infringement. Party A in its sole discretion has the right to decide whether to take any action against such infringement. If Party A decides to take action against such infringement, Party B shall use its best effort to cooperate with Party A.

     3.3 Party B agrees to use Nepstar as its trade names and company logos only in accordance with this Agreement and not to use Nepstar in any means that Party B deems to be cheating, misleading or otherwise harmful for Nepstar or Party A's reputation.

4.   REPRESENTATION AND WARRANTY

     4.1  Party A hereby represents and warrants as follows:

          4.1.1 that Party A is a limited liability company legally incorporated and effectively existing in accordance with law of PRC;

          4.1.2 that Party A's execution and performance of this Agreement is within its corporate power and business scope and Party A has taken necessary corporate actions and obtained appropriate authorization and has obtained requisite consent and approval from third parties and governmental authorities. Such execution and implementation is not in violation of any restriction of any PRC law or contract binding on or affecting it;

          4.1.3 that upon execution, this Agreement constitutes lawful, valid and binding obligation of Party A, enforceable in accordance with its provisions; and

          4.1.4 that Party A has the trademark or trade name ownership right and copyright with respect to Nepstar according to law of PRC.

     4.2  Party B hereby represents and warrants as follows:

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          4.2.1 that Party B is a limited liability company legally incorporated and effectively existing in accordance with law of PRC;

          4.2.2 that Party B's execution and performance of this Agreement is within its corporate power and business scope and Party B has taken necessary corporate actions and obtained appropriate authorization and has obtained requisite consent and approval from third parties and governmental authorities. Such execution and implementation is not in violation of any restriction of any PRC law or contract binding on or affecting it; and

          4.2.3 that upon execution, this Agreement constitutes lawful, valid and binding obligation of Party B, enforceable in accordance with its provisions.

5.   EFFECTIVENESS AND TERM

     5.1 This Agreement is executed on the date as set forth above and becomes effective at the same time. Unless upon early termination in accordance with this Agreement, the term of this Agreement shall be ten years from the effective date.

     5.2 With written consent of both Party A and Party B, this Agreement may be renewed upon expiry. The term of renewed contract will be determined by the parties hereof. If the parties fail to agree on renewal or the term of renewed agreement, unless Party A provides a written notice of no renewal before the expiry, this Agreement shall be automatically renewed for an additional year after expiry (including the expiry of any renewed term).

     5.3 Any amendment, modification or supplement to this Agreement shall be made in writing and shall become effective when the authorized representatives of both parties sign thereon.

6.   TERMINATION

     6.1  Early Termination

          Without prejudice to the rights or remedy enjoyed by the party requesting early termination under law or due to any other reason, either party may terminate this Agreement immediately by sending written notice to the other party if the other party is in material breach of contract including without limitation violating the obligation under Article 3 hereof and fails to correct such breach in 30 days after receiving the notice from the non-breach party

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          concerning the occurrence and existence of breach. During the term of this Agreement, Party A may terminate this Agreement at any time by providing Party B a written notice 30 days earlier.

     6.2  Effect of Expiry or Termination of Agreement

          Upon termination or expiry of this Agreement, Party B will not have any right granted to is under this Agreement. Party B may no longer directly or indirectly use any Nepstar trade name and logo.

7.   FORCE MAJEURE

     7.1 "Force Majeure" means any event that is beyond the reasonable control of one party and is not avoidable even under reasonable attention of the affected party, including without limitation, governmental act, natural power, fire, explosion, storm, flood, earthquake, tide, lightening and war, provided that, the deficiency of credit, capital or fund-raising shall not be deemed as an event out of reasonable control of one party. The party affected by Force Majeure and seeking to be released from fulfilling its obligation under this Agreement or any article hereunder shall notify such event to the other party in writing as soon as possible.

     7.2 In the event of delay or suspension of implementation of this Agreement due to any Force Majeure as defined above, the party affected by such Force Majeure will not be required to assume any liability under this Agreement, but the affected party may be released from such liability provided that such party seeking for release has use its reasonable practical effort to implement the contract and such release shall be limited in the extent of delay or suspension. Once such releasing event has been corrected or remedied, the parties agree to resume performance under this Agreement with its best effort.

8.   DISPUTE RESOLUTION

     In case of any dispute arising between the parties concerning the interpretation and implementation of any provision under this Agreement, the parties shall resolve such dispute through discussion in good faith. If the parties fail to achieve agreement upon resolution of such dispute in thirty (30) days after one party requests to resolve such dispute through discussion, either party may submit relevant dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then valid arbitration rules. The place of arbitration shall be Shenzhen and the language to be used in such arbitration shall be Chinese. The arbitration award shall be final and binding on both parties.

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9.   NOTICE

     Any notice or other communication from either party in accordance with this Agreement shall be made in writing in Chinese or English and may be sent by personal delivery, registered mail, pre-paid mail or acceptable courier service or facsimile to the following address or addresses of the related party or both parties or other address as notified by the other party to such party from time to time or address of others as designated by the other party. The notice shall be deemed to be delivered (a) for notice delivered by personal delivery, on the date of personal delivery; (b) for notice sent by mail, on the third (3) day after the prepaid air registered mail is sent out (as indicated on the mail mark) or on the second (2) day after given to the internationally recognized courier service institution, and (c) for notice sent by facsimile, at the receiving time as indicated by transmission confirmation letter of relevant document.

     PARTY A: SHENZHEN NEPSTAR PHARMACEUTICAL CO., LTD.

              address: Nepstar Building A-15B, Nanshan District, Shenzhen
              Attention: Simin Zhang
              Fax: 0755-26401549
              Tel: 0755-26403438

     PARTY B: [REGIONAL NEPSTAR COMPANY]

10.  ASSIGNMENT AND SUBLICENSE

     Without written consent of Party A, Party B may not assign or sub-license this Agreement and its rights and obligations hereunder.

11.  APPLICABLE LAW

     The implementation, interpretation and enforcement of this Agreement shall be governed by law of PRC.

12.  SEVERABILITY OF AGREEMENT

     If any provision under this Agreement is held to be invalid or unenforceable due to conflict with relevant law, then such provision shall be deemed to be invalid only in the extent of jurisdiction of relevant law and may not affect the legal effect of other provisions hereof.

13.  COPIES OF AGREEMENT

     Four original copies of this Agreement shall be signed, two of which are held by

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     the each party separately, while the rest shall be used for registration and filing. Each original shall have the same legal effect.

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IN WITNESS WHEREOF, both parties have caused their respective legal representative or authorized representative to sign on this Agreement on the date set forth above written.

PARTY A: SHENZHEN NEPSTAR PHARMACEUTICAL CO., LTD.

Legal Representative: Simin Zhang

Seal:

PARTY B: [REGIONAL NEPSTAR COMPANY]

Legal Representative:

Seal:

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                                    EXHIBIT I

                               LICENSED TRADEMARKS

1.   (CHINESE CHARACTERS)

2.   "NEP-STAR DRUG STORE"

3.   (NEP-STAR DRUG STORE LOGO)